EXHIBIT 10.8

THIS LEASE is dated the 1st day of April, 2010 in Vancouver B.C.

BETWEEN:

BRYAN RUSSELL MILES AND SHERRY DIANE MILES, Canadian Residents and owners by Joint Tenancy of the “Property” in fee simple with the address of 3 - 14655 32nd Avenue, Surrey, BC V4P 3R6

(herein called the “Landlord”)

OF THE FIRST PART

AND:

ANV VIDEO ALARM SERVICE INC., a body corporate duly incorporated pursuant to the laws of the Province of British Columbia and having its principal place of business at 2105 - 11871 Horseshoe Way, Richmond, BC V7A 5H5

(herein called the “Tenant”)

OF THE SECOND PART

WITNESSETH that in consideration of the rents, covenants and conditions hereinafter reserved and contained on the part of the Tenant to be paid, kept, observed and performed the Landlord hereby leases to the Tenant those certain portions of the building (herein called the “Building”) constructed on the land situate in the City of Richmond, in the Province of British Columbia, being more particularly described as:

STRATA LOT 7 SECTION 1 BLOCK 3 NORTH RANGE 6 WEST NEW WESTMINSTER DISTRICT STRATA PLAN NW1198 TOGETHER WITH AN INTEREST IN THE COMMON PROPERTY IN PROPORTION TO THE UNIT ENTITLEMENT OF THE STRATA LOT AS SHOWN ON FORM 1

(herein called the “Lands”), which portions consisting of approximately 3,185 square feet of ground floor office/storage premised and bearing civic address of 7-11771 Horseshoe Way, Richmond, BC as shown outlined in red on the plan attached hereto as Schedule “A” (herein called the “Leased Premises”). The Tenant is to have and to hold the Leased Premises up to and until the 31st day of March, 2013 unless earlier terminated hereunder.

Yielding and paying therefore to the Landlord at the address for payment hereinafter provided during the said term,

(i)
for the period from April 1, 2010 up to and including May 31, 2010, Net rent free, during this time the Tenant remains responsible to pay any Additional Rent incurred as explained below (Estimated per month as $902.42 for 2009);

(ii)	for the period from June 1, 2010 up to and including March 31, 2013, the sum of $27,582.10 Net Rent Per Year (based upon a base rent of $8.66 per square foot)

As well as the Net Rent above, the Tenant is to pay Additional Rent based upon property taxes, strata fees and common area maintenance charges. This cost is estimated at $3.40 Per Square Foot for 2009 and is subject to change year over year as these costs vary. The Landlord will invoice the Tenant monthly for the cost.

In addition to the Gross Rent (Net and Additional Rents) herein provided for, the Tenant shall pay to the Landlord when due any and all Goods and Services Taxes, Harmonized Sales Tax or other value added taxes required to be paid by the Tenant and collected by the Landlord pursuant to the Excise Tax Act of Canada or any other applicable provincial or federal legislation, and further paying therefore as additional rent the moneys and other charges, cost and expenses hereinafter provided to be paid by the Tenant at the several times when the same become payable.

And the Landlord hereby grants to the Tenant the right at all times during the term to the use, in common with others entitled thereto, eight parking spaces, the common driveways and entrances for purposes of ingress to and egress from the Leased Premises.

And the Landlord and the Tenant acknowledge and agree that the Tenant takes possession of the Leased Premises on an as is basis. If the Tenant wishes to alter the space plan of the premise, the Tenant shall do so at its own expense and must receive approval of any improvements prior construction commencement by the Landlord.

1.	TENANT’S COVENANTS

To observe, and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to comply with the all rules and regulations prescribed by the Strata Council, and such further and other rules and regulations and amendments and changes therein as may hereafter be made by the Landlord of which notice in writing shall be given to the Tenant and all such rules and regulations shall be deemed to be incorporated into and form part of this Lease.,

1.1	Payment of Rent

To pay the Net Rent and Additional Rent hereby reserved in the manner and at the times herein specified.

1.2	Utilities

To pay as they become due and payable all rates and charges for services and utilities, including gas, telephone and electrical power or energy, used upon or in respect of the Leased Premises or any part thereof and for fittings, machines, apparatus, meters or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such utilities, provided that if any such service or utility is supplied by or through the Landlord, the Tenant shall not be required to pay more than the amount the Tenant would have been required to pay if such service or utility had been provided by a third party, and provided further, if any such utility service cannot reasonably be sub-metered separately from the same utility service provided to other parts of the Building, the Tenant shall pay for such utility on the connected load and usage basis.

1.2.1	Water and Sewer

To pay as they become due the Tenant’s proportionate share of all water and sewer rates charged against or with respect to the Building and the Lands. For purposes of this clause the Tenant shall be responsible for all metered water supplied to the Premises.

1.3	Personal Taxes

To pay as they become due and payable all business and other taxes, charges, rates, duties and assessments levied, charged, related or assessed in respect of the occupation of or the business conducted in, on or from the leased Premises or any part thereof by the Tenant and in respect of any and all personal property and improvements now or hereafter in, on or forming a part of the Leased Premises (including Tenant’s machinery, fixtures, equipment and any alterations, improvements, installations or additions made by the Tenant) and the Tenant shall be liable to pay such business and other taxes, charges, rates duties and assessments whether or not the Tenant is entitled to possession of the leased Premises for the whole of any calendar year or only a part thereof.

1.4	Real Property Taxes

To pay to the Landlord, within 15 days of demand therefore, the Tenant’s proportionate share of all taxes, charges, rates, duties and assessments (including school taxes, hospital taxes and local improvement rates) that are in each calendar year of the term levied, rated, charged or assessed against or with respect to the Building and the Lands and, without limiting the generality of the foregoing, every other tax, charge, rate, duty, assessment or payment which may become a charge or encumbrance upon or be levied upon or collected in respect of the Building or the Lands, whether charged by any municipal, parliamentary or other authority.  Such amount is included in the Additional Rent.

1.5	Repair

 To repair, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted.

1.6	View Repair

To permit the Landlord to enter and view the state of repair and that the Tenant will repair according to notice, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted.

1.7	Good Repair on Surrender

The Tenant will leave the leased Premises in good repair, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted.

1.8	Maintenance Fees and Assessments

To pay to the Landlord during every month of the term as Additional Rent and on the first day of each month, the common area and maintenance fees incurred by the Landlord with respect to the Lease Premises. To pay to the Landlord as Additional Rent and within 10 days after written demand therefore, any assessments levied by the Strata Council with respect to the Leased Premises.  Such amount is included in the Additional Rent.

1.9	Waiver of Offset

The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Rent and/or Additional Rent and agrees to pay such Rent and/or Additional Rent regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf.

1.10	Application of Payments

All payments by the Tenant to the Landlord under this Lease shall be applied toward such amounts then outstanding hereunder as the Landlord determines and the Landlord may subsequently alter the application of any such payment.

1.11	Glass

To replace forthwith any glass in or about the Leased Premises broken or damaged with glass of equal kind and quality.

1.12	Inspections

To permit the Landlord at all reasonable times to enter upon and view the state of repair of the Leased Premises and to promptly perform such maintenance or effect such repairs or replacements as the Landlord may direct (reasonable wear and tear excepted), and the Tenant shall allow the Landlord at all reasonable times to enter upon the Leased Premises for the purpose of maintaining or repairing the Leased Premises which shall include installing pipes, wiring and similar facilities for the use and benefit of other parts of the Building provided that such work shall be done with the least possible interference to the Tenant’s use and occupancy of the Leased Premises.

1.13	Additional Equipment

Not to bring upon or into the Leased Premises any machinery, equipment, article or thing that by reason of its weight, size or use might damage the Leased Premises or any part thereof and not at any time to overload the floors of the Leased Premises and if any damage is caused to the Leased Premises or any part thereof by any machinery, equipment, article or thing or by overloading, forthwith to remove the cause of such damage and to repair or pay to the Landlord the cost of making good such damage; and that the Landlord may at any time call upon a competent engineer or architect whom the Landlord may choose to decide whether or not the said floors or any part thereof are being overloaded and the decision of the said engineer or architect shall be final and binding upon the Tenant.

1.14	Alterations

To make no alterations, installations, additions or improvements (including initial installations and improvements) in, to or about the Leased Premises without the prior written consent of the Landlord , which consent shall not be unreasonably withheld in the case of alterations, installations, additions or improvements in, to or about the Leased Premises that will, in the reasonable judgment of the Landlord, better adapt the Leased Premises to the purpose of the Tenant, provided however, no such alterations, installations, additions or improvements shall be made which impair or affect the structural strength of or otherwise adversely affect the Building; and provided further, the Tenant shall submit to the Landlord and the Strata Council for approval detailed drawings and specifications of any such work prior to commencement thereof and any such work shall be performed by competent workmen and with minimum interference to any other tenant of the Building, and the Tenant shall not suffer or permit any mechanics or other liens for work, labour, services or materials ordered by it or for the cost of which it may in any way be obligated to be attached to the Leased Premises, the Building or the Lands and whenever and so often as any such liens shall attach or claims therefore shall be filed, the Tenant shall within 15 days after the Tenant has notice of the claim or lien procure the discharge thereof by payment or by giving security or by such other manner as may be required or permitted by law.

1.15	Ownership and Removal of Additions

All alterations, installations, additions or improvements, save and except machinery and trade fixtures (including storage racks) in, to or about the Leased Premises made by the Tenant shall become the property of the Landlord and shall not be removed from the Leased Premises without the prior written consent of the Landlord, provided however, the Landlord may in the event of cancellation or termination of this Lease require the Tenant at its own expense to remove any such alterations, installations, additions or improvements from the Leased Premises and the Tenant shall restore the Leased Premises to as good order and condition as prevailed immediately prior to the commencement of the term of this Lease and in the event of the failure of the Tenant to do so with reasonable expedition, the Landlord may effect such removal and restoration at the Tenant’s own risk and expense.

1.16	Use of Premises

To use the Leased Premises solely for the purpose of general commercial offices all in accordance with applicable governmental and city bylaws and for no other purpose.

1.17	Observance of Law

To comply promptly with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders at any time in force during the term which affect or relate to the condition, equipment, maintenance, use or occupation of the Leased Premises or the business conducted therein, and with every applicable regulation, order and requirement of the Canadian Fire Underwriters Association or any body having similar functions or of any liability or fire insurance company by which either the Landlord or the Tenant may be insured at any time during the term; provided that if the Tenant defaults under the provisions of this clause, the Landlord may itself comply with the requirements of this clause and the Tenant shall forthwith pay all cost and expenses incurred by the Landlord in so doing and all such costs and expenses shall be recoverable by the Landlord as Additional Rent.

1.18	Nuisance

Not to do or omit to do or permit to be done or omitted anything upon, about or in respect of the Lands or the Leased Premises the doing or omission of which, as the case may be, shall be or result in a nuisance or waste.

1.19	Assignment

Not to assign, sublet, or part with the possession of the Leased Premises or any part thereof without the prior consent in writing of the Landlord, which consent shall not be unreasonably withheld. Provided that the Tenant shall, at the time the Tenant shall request the consent of the Landlord, deliver to the Landlord such information in writing (herein called the “required information”) as the Landlord may reasonably require respecting the proposed assignee, sublessee or licensee, including the name, address, nature of business, financial responsibility and standing of such proposed assignee, sublessee or licensee. Provided that no assignment, subletting, or parting with possession on the part of the Tenant shall release or relieve the Tenant from its obligations fully to perform and observe all the terms, covenants, and conditions of this Lease on its part to be performed and observed. Further provided that if the Tenant is an incorporated company, any change in the control of such company shall be deemed for the purposes hereof, to be an assignment of this Lease.

1.20	Signs and Advertising

Not to erect, install or display any exterior signs or interior window or door signs or advertising media or window or door lettering or placards without the previous written consent of the Landlord and Strata Council.

1.21	Indemnification

To be responsible for and to indemnify and save harmless the Landlord from and against all liabilities, costs, suits, claims, demands, losses, expenses, damages, actions and injury of any kind whatsoever which the Landlord may sustain, incur, suffer or be put to by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision of this Lease, or any damage to or loss of property or any injury to persons (including death resulting therefrom) caused directly or indirectly by the Tenant, its officer, employees, servants, agents, invitees or licensees, or by reason of any use, non-use, occupation, possessions, operation or maintenance of the Leased Premises by the Tenant; and the Tenant’s covenant and agreement as contained in this clause shall survive the expiration or sooner termination of the term of this Lease.

1.22	Reletting

To permit the Landlord within one hundred and twenty (120) days prior to the expiration of the term to fix or place in the immediate vicinity of the exterior portion of the Leased Premises a notice or notices stating that the Leased Premises are for rent or sale, and to permit the Landlord or its agents during the said period of time at all reasonable hours to show the Leased Premises to prospective tenants or purchasers.

1.23	Tenant Insurance

The Tenant shall take out and keep in force comprehensive general liability insurance, fire insurance and such other perils as may be reasonably required by the Landlord on an occurrence basis with respect to the business carried on, in and from the Leased Premises and the Tenant’s use and occupancy thereof of not less than $3,000,000 per occurrence which insurance shall include the Landlord as an additional insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured. All insurance required to be maintained by the Tenant hereunder shall be on terms and with insurers that the Landlord has no reasonable objection and shall provide that such insurers shall provide to the Landlord thirty (30) days’ prior written notice of cancellation or material alteration of terms. The Tenant shall furnish to the Landlord, upon request, certificates or other evidence acceptable to the Landlord as to the insurance from time to time required to be effected by the Tenant and its renewal or continuation in force, either by means of a certified copy of the policy or policies of insurance with all amendments and endorsements or a certificate from the Tenant’s insurer which, in the case of comprehensive general liability insurance, shall provide such information as the Landlord reasonably requires. If the Tenant shall fail to take out, renew and keep in force such insurance the Landlord may do so as the agent of the Tenant upon ten (10) days’ written notice and the Tenant shall repay to the Landlord any amounts paid by the Landlord as premiums forthwith upon demand.

1.24	Insurance and Insurance Premiums

Not to do, omit or permit to be done anything upon the Leased Premises which shall cause the rate of insurance upon the Building or any part thereof to be increased, and if the insurance rate shall be increased as aforesaid the Tenant shall pay to the Landlord as additional rent (in addition to any part of insurance premiums hereinafter agreed to be paid by the Tenant) the amount by which the insurance premiums shall be so increased, and if notice of cancellation of any insurance policy upon the Building or any part thereof shall be given or the renewal of any such insurance policy is refused by an insurer by reason of the use of the Leased Premises by the Tenant, the Tenant shall alter, remedy or rectify such use within 15 days after being requested so to do in writing by the Landlord, and if the Tenant shall fail so to do the Landlord may at its option terminate this Lease forthwith by notice in writing to the Tenant and thereupon all rent and other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord.

1.25	Rules and Regulations

Any and all rules and regulations that may be made by the strata corporation or Landlord and of which notice shall be given to the tenant in writing shall be observed and performed by the Tenant, its invitees, servants, agents, sublessees, and licensees, and all such rules and regulations shall be read as forming part of the terms and conditions of this Lease as if the same were embodied herein.

1.26	Damage to Building by Tenant

The Tenant covenants with the Landlord that the Tenant shall reimburse the Landlord for costs incurred by the Landlord in making good any damage caused to the Building or any appurtenances thereto as a result of the negligence or willful act of the Tenant, its invitees, servants, agents, sublessees and licensees.

2.	LANDLORD’S COVENANTS

The Landlord covenants with the Tenant:

2.1	Quiet Enjoyment

For quiet enjoyment.

2.2	Structural Defects

To repair structural defects.

3.	PROVISOS

It is hereby agreed between the Landlord and Tenant as follows:

3.1	Triple Net Lease

The Additional Rent payable hereunder shall include all property taxes and strata fees (except the Landlord’s mortgages, corporate and income taxes for which the Landlord shall be responsible), insurance premiums and any other costs, charges, and expenditures arising from or relating to the Leased Premises including any occasioned by legal requirement of any governmental authority, and except those costs and charges arising by virtue of any act or omission of the Landlord or any obligation of the Landlord under this Lease, and the Tenant shall, subject as in this clause provided, pay all charges, impositions, expenses, and outgoing of every nature and kind relating to or incurred in respect of the Leased Premises for any reason whatsoever and there shall be no reduction or abatement of the Rent or Additional Rent or amounts hereby reserved in the event of the Leased Premises or any part thereof or their appurtenances being rendered unusable or depreciated in value or demand or destroyed for any reason whatsoever, except as herein provided in relation to damage or destruction caused by fire, lightning, tempest, structural defects, acts of God or of the Landlord its servants, agents or workmen or any additional perils from time to time defined and covered in any property insurance policy from time to time in use during the term hereof.

3.2	Apportionment of Expense

Upon the commencement and upon the termination of this Lease, the Landlord and the Tenant shall prorate, adjust, apportion and allow between themselves, as of the said dates all items of hydro, electricity, water rates and other matters of a similar nature, (save as may relate to the Tenant or its business, occupancy or property rather than to the Leased Premises) and insurance premiums, with the intent that the burden thereof shall be borne by the Landlord until the commencement of this Lease and by the Tenant thereafter until it shall deliver up possession of the Leased Premises in accordance with the provisions hereof upon the termination of this Lease or of any holding over hereunder and not afterwards.

3.3	Estimates of Proportionate Share

In relation to those payments required to be made by the Tenant to the Landlord for payments and expenditures by the Landlord and payable by the Tenant on a proportionate share basis, including, without limiting the generality of the foregoing, those payments for taxes, charges, rates, duties and assessments levied, rated, charged or assessed against or with respect to the Building and the Lands, and premiums for insurance, the landlord may at its option estimate such proportionate share annually for each calendar year in advance, in which event, and notwithstanding anything otherwise contained in this Lease, the Tenant shall pay a monthly charge on the first day of each month equal to one-twelfth of the proportionate share as so estimated, and at the end of each calendar year the aggregate of such monthly charges paid by the Tenant during the relevant calendar year shall be adjusted appropriately by the Landlord on the basis of the total amount actually payable by the Tenant for such calendar year pursuant to this Lease, with any resulting excess or deficiency being payable, respectively, by the Landlord to the Tenant within 30 days after the end of the calendar year then in review, or by the Tenant to the Landlord, as additional rent, promptly on demand.

3.4	Lease Subordination

This Lease and everything herein contained shall be deemed to be subordinate to any charge or charges from time to time created by the Landlord by mortgage or charge on the building or the Lands and the Tenant shall promptly at any time as required by the Landlord execute all documents and give such further assurances and privileges to the holder of any charge or mortgage; provided that such mortgage shall permit the Tenant to continue in quiet possession of the Leased Premises in accordance with the terms and conditions of this Lease as long as the Tenant is not in default hereunder, whether such mortgage is in good standing or not.

3.5	Removal of Fixtures

The Tenant may remove its equipment and trade fixtures (including storage racks) upon expiration of the term of this Lease.

3.6	Damages to Leased Premises

Whenever during the term the Leased Premises shall be destroyed or damaged by fire, lightning or tempest, or any of the perils insured against by the Landlord hereunder, the following terms shall apply:

(a) if the damage be such that the Leased Premises are rendered wholly unfit for occupancy, or it is impossible or unsafe to use or occupy them, but if in either event in the reasonable opinion of the Landlord, to be given to the Tenant within 20 days from the time the damage occurs, the damage can be repaired with reasonable diligence within 180 days from the happening thereof, then the rent hereby reserved including additional rent shall abate from the date of occurrence of the damage until the Leased Premises have been restored to a condition fit for the Tenant’s use and occupation, and the Landlord shall repair the damage with all reasonable speed,

(b) if the damage or destruction is such that the Leased Premises are rendered wholly unfit for occupancy or it is unsafe to use and occupy themand if in either even in the reasonable opinion of the Landlord, to be given to the Tenant within 20 days of the happening of such damage or destruction the damage cannot be repaired with reasonable diligence within 180 days from the time the damage occurs, either the Landlord or the Tenant within 15 days next succeeding the giving of the Landlord’s opinion as aforesaid, may terminate this Lease by giving to the other notice in writing of such termination, in which event this Lease shall be at an end from the date of such destruction or damage and the rent and all other payments for which the Tenant is liable hereunder shall be apportioned and paid in full to the date of such destruction of damage. If neither the Landlord nor the Tenant terminates this Lease as aforesaid, then the Landlord shall repair the Leased Premises with all reasonable speed and the rent hereby reserved including additional rent shall abate from the date of the occurrence of the damage until the Leased Premises shall have been restored to a condition fit for the Tenant’s use and occupation,

(c) if in the reasonable opinion of the Landlord the damage can be made good as aforesaid within 180 days of its occurrence and is such that the Leased Premises are capable of being partially used for the purposes for which the Tenant has used them, then until such damage has been repaired the rent hereby reserved including additional rent shall abate in proportion as the area of the part of the Leased Premises rendered unfit for occupancy compares with the area of the whole of the Leased Premises and the Landlord shall repair the damage with all reasonable speed, save as above provided the Landlord shall have no obligation whatsoever to rebuild the Leased Premises in the event of destruction or damage.

3.7	Expropriation

If the whole or such portion of the Leased Premises as will materially affect the use of the Leased Premises for the purposes for which the Tenant has leased them, shall be expropriated by any public authority then this Lease shall cease and be at an end as of the date of a vesting of title in the expropriating authority and the rent and all other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such taking. If the expropriated portion of the Leased Premises does not materially affect the use by the Tenant of the remainder of the Leased Premises then the rent hereby reserved including additional rent shall abate in proportion to the area of the part of the Leased Premises expropriated shall bear to the area of the whole of the Leased Premises.

3.8	Insolvency of Tenant

If any of the goods or chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or if a writ of execution shall issue against the goods and chattels of the Tenant and remain unsatisfied for ten days, or if the Tenant shall execute any chattel mortgage or bill of sale of any of its goods or chattels, other than a bill of sale of goods in the ordinary course of the Tenant’s business, or if the Tenant shall make any assignment for the benefit of creditors or any bulk sale or shall be adjudged bankrupt or insolvent by any court of competent jurisdiction under any legislation then in force or shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors or shall attempt to abandon the Leased Premises, or to sell or dispose of its goods and chattels so that there would not remain after such sale or disposal a sufficient distress on the Leased Premises in the opinion of the Landlord for the then accruing rent, then the current month’s rent together with the rent for the three months next ensuing and all additional rent for the said three month ensuing and taxes payable hereunder by the Tenant for the then current year, including local improvement taxes ( to be reckoned on the rate for the preceding year in case the rate should not have been fixed for the current year) shall immediately become due and payable, and the term shall, at the option of the Landlord, forthwith be determined, and in each of the above cases such accelerated rent, additional rent and taxes shall be recoverable by the Landlord as if it were rent in arrears.

3.9	Re-Entry

The Landlord may re-enter the Leased Premises forthwith on non-payment of rent and if the Tenant shall fail to comply with any of its covenants hereunder, except the covenant to pay rent, the Landlord may give to the Tenant notice in writing stating the default with reasonable sufficient particulars and requiring it to be remedied, and if such default is not remedied by the Tenant within 30 days after the receipt of such notice, or such longer period as may be reasonably necessary in view of the nature of the default, the Landlord at its option may in addition to all other remedies provided by law either terminate this Lease by notice in writing and enter the Leased Premises or any part thereof in the name of the whole and repossess them or take such steps as may be necessary to remedy and correct such default and recover its costs expenses incurred in so doing from the Tenant as additional rent.

3.10	Distress

Notwithstanding the benefit of any present or future statute taking away or limiting the Landlord’s right of distress, none of the goods and chattels of the Tenant on the Leased Premises at any time during the term shall be exempt from levy by distress for rent including additional rent in arrears and wherever the Landlord shall be entitled to levy distress against the goods and chattels of the Tenant, the Landlord may use such force as it may deem necessary for that purpose and for gaining admission to the Leased Premises without being liable to any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all actions, proceedings, claims or demands whatsoever for or on account of or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith, and for purposes of this Lease the Tenant agrees that all moneys due hereunder shall be recoverable by the Landlord in the same manner as if rent in arrears.

3.11       Non-Waiver

No covenant, term or condition of this Lease shall be waived except by written consent of the Landlord and the forbearance or indulgence by the Landlord in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by the Tenant and the Landlord shall be entitled to invoke any remedy available under this Lease or at law or in equity despite such forbearance or indulgence, which shall not constitute a waiver of any other breach regardless of the Landlord’s knowledge thereof. The subsequent acceptance of rent hereunder by the Landlord shall not be deemed a waiver of any preceding breach by the Tenant of any obligation hereunder other than the failure to pay the particular rent so accepted. Any condoning, excusing or overlooking by the Landlord of any default, breach or non-performance by the Tenant at any time in respect of any payment, covenant, agreement, proviso or condition contained in this Lease shall not operate as a waiver of the Landlord’s rights in respect of any subsequent, and/or continuing default, breach nonperformance, or defeat or affect in any way the right of the Landlord with respect to any such subsequent default, breach or non-performance.

3.12       Over-Holding

If the Tenant remains in occupation beyond the expiration or other termination of this Lease, such continued occupation by the Tenant shall not have the effect of extending the term or renewing the term of this lease for any period of time, notwithstanding any statute or law to the contrary, and the Tenant shall be presumed to occupy the Leased Premises against the will of the Landlord, who shall thereupon be entitled to make use of any and all remedies by law provided for the expulsion of the Tenant including all claims for loss or damages, provided however, the Landlord may at its option give to the Tenant at any time during such continued occupancy by the Tenant written notice that the Tenant may continue to occupy the Leased Premises under a tenancy from month to month and otherwise under the same terms and conditions as herein contained or upon such other terms and conditions as the Landlord may specify in such notice.

3.13       Representations

Save as may be provided in any written agreement to enter this Lease made between the parties, the Tenant acknowledges that there have been no representations, warranties, agreements, covenants or conditions expressed or implied, affecting or relating to this Lease made or given by the Landlord or any agent, officer, employee or servant of the Landlord which are not set out in this Lease and that this Lease constitutes the entire agreement between the Landlord and Tenant and may not be modified except by subsequent agreement in writing duly signed by the Landlord and the Tenant.

3.14       Interest on Arrears

If default shall be made by the Tenant in the payment of any monies when the same become due and payable pursuant to any covenant, agreement or condition contained in this Lease, interest at the rate of 12% per annum, shall be payable on any such monies from the date of default to the date of payment.

3.16       Notices

Any notice, request or demand required or contemplated by any provision of this Lease or which the Landlord or the Tenant may desire to give to the other shall be sufficiently given or made if mailed by prepaid registered mail addressed, if to the Landlord, as follows:

BRYAN RUSSELL MILES AND SHERRY DIANE MILES
3-14655 32nd Avenue
Surrey, BC V4P 3R6

and addressed, if to the Tenant, as follows:

ANV VIDEO ALARM SERVICE INC,
2105 – 11871 Horseshoe Way
Richmond, BC V7A 5H5

And notice, request, demand or amount if mailed as aforesaid shall be conclusively deemed to have been received by the party to whom the same was addressed on the second business day following the day on which such notice, request, demand or amount was so mailed and if delivered such notice, request, demand or amount shall also be sufficiently given in and when the same shall be delivered, in the case of the Landlord, to a director or officer of the Landlord, and in the case of the Tenant, to him personally or to a director or officer of the Tenant if the Tenant is a corporation. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons. The Landlord or the Tenant may at any time give notice in writing to the other of any change of address and thereafter any notice, request, demand or amount shall be given to the new address as specified in that notice.

3.17       Payment of Rent

All rent and other monies payable by the Tenant to the Landlord hereunder shall be made payable to the Landlord and shall be sent to or delivered to the Landlord at:

3-14655 32nd Avenue, Surrey, BC V4P 3R6

or to such other place as the Landlord shall advise to Tenant in writing.

3.18       Time of Essence

Time shall be of the essence of this Lease.

3.19       Enurement

Subject to the provisions of the Lease respecting assignment by the Tenant, this Lease shall enure to the benefit of and be binding upon the Landlord and the Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

3.20       Captions

The captions appearing in this Lease have been inserted as a matter of convenience and for reference only, and in no way, defines, limits or enlarges the scope of meaning of this Lease nor any provision hereof.

3.21       Deposit

The Landlord hereby acknowledges receipt of a security deposit of Two Months Net Rent or Four Thousand Five Hundred Ninety-Seven Dollars and Two Cents ($4,597.02). It is understood and agreed by the Tenant that the Landlord shall not be responsible for payment of interest on such prepaid sum. It is further understood that this sum shall be held by the Landlord as security for the due performance by the Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by the Tenant during the term, and at the Landlord’s option may be appropriated and applied in whole or in part to the payment of any overdue rent or additional rent. Should the entire security deposit, or any portion thereof, be appropriated and applied by the Landlord as aforesaid, the Tenant shall upon a written demand by the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore the security deposit to the original sum set forth above and the Tenant’s failure to do so within five days after the receipt of such demand, shall constitute a breach of this Lease. Should the Tenant comply with all of the terms, covenants and conditions of this Lease, the balance of the security deposit shall be used as Net Rent for the Tenant’ last month of the Term of the Lease.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals, as of the day and month and year first above written.

SIGNED, SEALED AND DELIVERED	)	BRYAN RUSSELL MILES AND SHERRY DIANE MILES
By the Landlord in the presence of:	)	(Landlord)
)
)
………………………………………….	)
	)	Authorized Signatory
Occupation…………………………….	)

SIGNED, SEALED AND DELIVERED	)	BRYAN RUSSELL MILES AND SHERRY DIANE MILES
By the Landlord in the presence of:	)	(Landlord)
)
)
………………………………………….	)
	)	Authorized Signatory
Occupation…………………………….	)

SIGNED, SEALED AND DELIVERED	)	ANV VIDEO ALARM SERVICE INC.
By the Tenant in the presence of:	)	(Tenant)
)
)
………………………………………….	)
)
Address ……………………………….	)
	)	(Authorized Signatory)
………………………………………….	)
)
Occupation…………………………….	)

(AS TO BOTH SIGNATURES:)

SCHEDULE “A”

LEASED PREMISES